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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Cone Mills Corporation
(Name of Registrant as Specified In Its Charter)
Cone Mills Shareholders' Committee
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRESS RELEASE
For Immediate Release

For Further Information:
Marc H. Kozberg
Telephone: 763-923-2270

CONE MILLS SHAREHOLDERS' COMMITTEE WINS ISS SUPPORT

ISS Recommends Shareholders Vote FOR the Committee's Nominees
on the GREEN Proxy Card

GOLDEN VALLEY, MN, Thursday, September 18, 2003—The Cone Mills Shareholders' Committee, led by Marc Kozberg, a director of Cone Mills Corporation (NYSE: COE) announced today that Institutional Shareholder Services (ISS) has recommended that Cone Mills shareholders vote FOR the Committee's three director nominees on the GREEN proxy card at the Annual Meeting on September 25th.

ISS, widely recognized as the nation's leading independent voting advisory firm, provides vote recommendations to hundreds of major institutional investment firms, mutual funds, and other fiduciaries.

In its report today, ISS noted that the primary strength of the dissident slate "rests with its financial experience, contacts, and its ability to broker a wide range of transactions." ISS concluded that:

  "ISS believe[s] that the dissident group, with its financial experience may play a key role in identifying other alternatives to realize shareholder value other than the proposed bankruptcy and subsequent asset sale. At this time, we believe that shareholders have no downward risk in exploring other alternatives to the proposed bankruptcy."

In light of the Cone Mills' September 16th announcement, ISS questioned management's credibility and commented:

  "Although the detailed terms of the proposed bankruptcy and asset sale are not available, the shareholders are likely to receive little or no value for their investment. We believe that management should have taken the opportunity to explore other strategic alternatives that would have offered shareholders value."

Marc Kozberg, who heads the Shareholders' Committee in its campaign to elect the three new independent directors, said, "We are pleased that ISS recognizes the superior qualifications of our nominees. The future of everyone's investment is at stake—it is critical that shareholders gain effective representation on the Cone Mills Board."

Mr. Kozberg added, "Since time is short, we urge shareholders to vote FOR the Committee's nominees on the GREEN proxy cards today. (Shareholders should not return the company's white card for any reason.) Any shareholders who need assistance in voting should call our proxy solicitor, Innisfree M&A Incorporated, toll-free at 877-456-3507. Brokers who need assistance in helping their clients to vote may call Innisfree collect at 212-750-5833."

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CONE MILLS SHAREHOLDERS' COMMITTEE WINS ISS SUPPORT